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                                  EXHIBIT 10(f)


         Schedule 10(f) identifying lock-up agreements that are substantially similar to Exhibit 10(e) in all material respects except as to the parties thereto and the amount of shares of common stock of the company that are locked up.


Total Shareholders  Locked up    Total Shares  Locked up
-----------------------------    -----------------------
       147                       283,650,000







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